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                                                              EXHIBIT (d)(1)

                               724 SOLUTIONS INC.

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                                FEBRUARY 2, 2000



          WHEREAS 724 Solutions Inc. (the "Corporation") adopted a stock option plan (the "Plan") on September 22, 1997 to provide a meaningful opportunity for employees, officer, directors and advisors of the Corporation and its affiliates to acquire options to purchase common shares in the capital of the Corporation (the "Common Shares");

          AND WHEREAS the Corporation amended the Plan effective June 1, 1999 to increase the maximum number of Common Shares issuable under the Plan from 1,000,000 to 1,250,000;

          AND WHEREAS the Corporation amended the Plan effective October 28, 1999 to increase the maximum number of Common Shares issuable under the Plan from 1,250,000 to 1,500,000;

          AND WHEREAS the Corporation amended the Plan effective December 20, 1999 to increase the maximum number of Common Shares issuable under the Plan from 1,500,000 to 1,600,000;

          AND WHEREAS the Corporation amended the Plan on December 30, 1999 to account for the subdivision of the Common Shares on a two-for-one basis;

          AND WHEREAS the Corporation completed an initial public offering on February 2, 2000 which affects the applicability of some of the provisions of the Plan;

          AND WHEREAS the sole purpose of this amendment is to reflect the aforementioned amendments and restate the Plan as follows:

1. INTERPRETATION. In this Plan, the following terms shall have the following meanings:

          (a) "ADMINISTRATORS" means the Board or any committee of the Board so designated by the Board to administer the Plan;

          (b) "AFFILIATE" means any corporation which is an affiliate, as such term is used in Subsection 1(2) of the Securities Act (Ontario), of the Corporation;

          (c) "ASSOCIATE" means any person which is an associate, as such term is used in Subsection 1(1) of the Securities Act (Ontario), of the Corporation;

          (d)  "BOARD" means the Board of Directors of the Corporation;

          (e) "BUSINESS" means the business of the Corporation, being the business of designing, developing, marketing, licensing and supporting Internet-based
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               electronic banking applications over a variety of access
               platforms, which is currently carried on by the Corporation in North America;

          (f) "COMPETITOR" means any person or entity or any Affiliate or Associate of such person or entity: (i) who carries on the Business; and (ii) who competes materially with the Corporation as determined by the Board acting reasonably;

          (g) "CONTROL": a company shall be deemed to be controlled by another person or company or by two or more companies if:

               (i) voting securities of the first-mentioned company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

               (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company,

               and "CONTROLLED" shall have a corresponding meaning;

          (h)  "CORPORATION" means 724 Solutions Inc. and its successors;

          (i)  "ELIGIBLE PARTICIPANT" means:

               (i) any director, officer or employee of, or advisor to, the Corporation or any Affiliate (an "Eligible Individual"); or

               (ii) a Personal Holding Corporation; or

               (iii) a Trust;

          (j)  "EVENT OF TERMINATION" means:

               (i) the voluntary or involuntary termination of employment, retirement or leaving of employment with the Corporation or an Affiliate (except for the purpose of entering into employment with the Corporation or an Affiliate), whether with or without cause, and includes termination of employment arising from the disability or the death of an Eligible Individual; or

               (ii) an Eligible Individual ceasing to be a director or officer of or advisor to the Corporation or any Affiliate (unless such individual otherwise remains an Eligible Individual); or

              (iii) a corporate Eligible Participant ceasing to be a Personal
                    Holding Corporation; or
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               (iv) the Affiliate in respect of which the Eligible Individual is a director, officer, employee or advisor ceases to be an Affiliate of the Corporation.

               For greater certainty, the provisions of Section 16 of this Plan shall apply with respect to Options held by a Personal Holding Corporation or Trust of the Eligible Individual to whom the Event of Termination relates.

          (k) "EXERCISED OPTIONEE" means a person who has exercised an option and fully paid for Shares purchased in accordance with the Plan.

          (l) "MARKET PRICE" at any date in respect of the Shares means the closing sale price or weighted average trading price (as determined by the Administrators with the consent of The Toronto Stock Exchange (the "TSE") or The Nasdaq Stock Market, Inc., if required) of the Shares on the TSE or the Nasdaq National Market as determined by the Administrators (or, if such Shares are not then listed and posted for trading on the TSE or the Nasdaq National Market, on any such stock exchange or stock market in Canada or the United States on which such Shares are listed and posted for trading as may be selected for such purpose by the Board) on the last trading day immediately preceding such date. In the event that such Shares are not listed and posted for trading on the TSE, any stock exchange or stock market, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

          (m) "OPTION" means an option granted to a Participant under the Plan to purchase Shares;

          (n) "OPTIONED SHARES" means the Shares issuable pursuant to an exercise of Options;

          (o) "PARTICIPANT" means such Eligible Participants as are granted or hold options to purchase shares by the Administrators pursuant to the Plan and includes the relevant Eligible Individual with respect to Options held by a Personal Holding Corporation or Trust;

          (p) "PERSONAL HOLDING CORPORATION" means a corporation Controlled by an Eligible Individual, the issued and outstanding shares of which are, and will continue to be, beneficially owned, directly or indirectly, only by such Eligible Individual and/or the spouse, children and/or grandchildren of such Eligible Individual;

          (q) "PLAN" means this 724 Solutions Inc. Amended and Restated Stock Option Plan, as it may be further amended from time to time;

          (r) "RESERVED FOR ISSUANCE" refers to Shares which may be issued in the future upon the exercise of Options which have been granted;
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          (s)  "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares to Eligible Individuals, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

          (t)  "SHARES" means the common shares of the Corporation;

          (u) "TRUST" means a trust governed by a registered retirement savings plan established by and solely for the benefit of an Eligible Individual and "TRUSTEE" shall mean the trustee in respect of the Trust;

          (v) "UNVESTED OPTIONS" means Options which have not yet become exercisable by a Participant to purchase Shares; and

          (w) "VESTED OPTIONS" means options which have become exercisable by a Participant to purchase Shares.

2. PURPOSE. The purpose of the Plan is to advance the interests of the Corporation and its shareholders by providing to the directors, officers and employees of, and advisors to, the Corporation and its Affiliates a performance incentive for continued and improved service with the Corporation and its Affiliates and by enhancing such persons' contribution to increased profits by encouraging capital accumulation and share ownership.

3. SHARES SUBJECT TO THE PLAN. Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Section 15 hereof, shall not exceed 3,200,000 (including any Shares reserved for issuance upon the exercise of all Options granted under any U.S. Share Compensation Arrangement), or such greater number of Shares as may be determined by the Board and approved by any relevant stock exchange or other regulatory authority and, if required, by all or a specified majority of the shareholders of the Corporation. Optioned Shares which are not purchased as a result of Options having terminated or expired without being fully exercised shall not be counted for purposes of the foregoing and shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrators. Subject to the provisions hereof, the Administrators shall have the power and authority to:

          (a) adopt policies, rules and regulations and prescribe forms and procedures for implementing the Plan;

          (b) determine the eligibility of persons to participate in the Plan, when Options to Eligible Persons shall be granted, the number of Shares
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               subject to each Option, the vesting period and, subject to
               Section 10 hereof, the expiry date for each Option;

          (c)  interpret and construe the provisions of the Plan;

          (d) subject to regulatory requirements, make exceptions to the Plan in circumstances which they determine to be exceptional;

          (e)  delegate any or all of their power and authority under (a), (b),
               (c) and (d) above to such persons or groups of persons on such terms and on such conditions as the Administrators may in their absolute discretion determine; and

          (f) take such other steps as they determine to be necessary or desirable to give effect to the Plan.

Any decision, approval or determination made by a person or group of persons delegated the ability to make such decision, approval or determination pursuant to paragraph (e) above shall be deemed to be a decision, approval or determination, as the case may be, of the Administrators.

5. AGREEMENT. All Options granted hereunder shall be evidenced by an agreement between the Corporation and the Participant substantially in the form of Schedule 1.

          The Administrators may, in their discretion, require as conditions to the grant or exercise of any Option that the Participant (including any Personal Holding Corporation or Trustee) shall have:

          (a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

          (b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

          (c) agreed to indemnify the Corporation in connection with the foregoing.

6. GRANT OF OPTIONS. Subject to the terms of the Plan, the Administrators may, from time to time, grant Options to Participants to purchase that number of Shares that the Administrators, in their absolute discretion, determine. No person shall enjoy any
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part of the rights or privileges of a holder of Shares subject to Options until that person becomes an Exercised Optionee.

7. RETIREMENT SAVINGS PLANS. Eligible Individuals may, in their sole discretion, elect to have some or all of any Options to be granted to them to instead be granted to a Trust governed by a registered retirement savings plan established by and for the benefit of such Participant. Such election must be made prior to the execution of the agreement described in Section 5 and shall be evidenced in such agreement and in the option confirmation described in
Section 12. For the purposes of this Plan, Options held by Trusts established for the benefit of the Eligible Individual shall be considered to be held by that Eligible Individual.

8. PERSONAL HOLDING CORPORATION. Eligible Individuals may, in their sole discretion, elect to have some or all of any Options to be granted to them to instead be granted to a Personal Holding Corporation Controlled by that Participant. Such election must be made prior to the execution of the agreement described in Section 5 and shall be evidenced in such agreement and shall be evidenced in the option confirmation described in Section 12. For the purposes of this Plan, Options held by the Personal Holding Corporation of an Eligible Individual shall be considered to be held by that Eligible Individual. Any Options held by the Personal Holding Corporation of a Participant shall terminate and be void and of no further effect as to all Shares purchaseable thereunder on the date which is 30 days after the date on which that Eligible Individual ceases to Control that corporation or the date that corporation otherwise ceases to be a Personal Holding Corporation of that Eligible Individual, as provided in Section 16. Provided, however, that if a Personal Holding Corporation ceases to qualify as such solely as a result of the death of the Eligible Individual in question, such Options shall remain exercisable on the terms and subject to the conditions set out herein as if such Options had been held directly by the deceased MUTATIS MUTANDIS, and provided further that such Personal Holding Corporation continues to qualify as such but for the death of the Eligible Individual in question.

9. EXERCISE PRICE. Subject to Section 15, the exercise price per Share shall be not less than the Market Price per Share on the date the grant of the Option is approved.

10. TERM OF OPTION. The term of each Option shall be determined by the Administrators, provided that no Option shall be exercisable after 10 years from the date on which it is granted.

11. SHARES AVAILABLE FOR PURCHASE. The Shares subject to each Option shall become available for purchase by the Participant on the date or dates determined by the Administrators when the Option is granted.

12. OPTION CONFIRMATION. Upon the grant of each Option, a stock option confirmation, substantially in the form of Schedule 2, shall be delivered by the Administrators to the Eligible Individual in question. The stock option confirmation shall indicate the number of Options, if any, which the Participant has elected to have granted directly, to a Trust or Trusts, or to a Personal Holding Corporation or Personal Holding Corporations.
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13.       EXERCISE OF OPTION.  Subject to Section 11, an Option may be exercised at any time, or from time to time, during its term as to any number of whole Shares which are then available for purchase; provided that no partial exercise may be for less than 100 whole Shares, unless such exercise is with respect to the entire Option balance held by the Participant. A Participant electing to exercise an Option on his or her own behalf or on behalf of a Trust or Personal Holding Corporation shall give written notice of the election to the Administrators, substantially in the form of Schedule 3 or in any other form acceptable to the Administrators. The aggregate amount to be paid for the Shares to be acquired pursuant to the exercise of an Option shall accompany the written notice.

          Upon actual receipt by the Administrators of written notice and a certified cheque or bank draft for the aggregate exercise price, the appropriate number of Optioned Shares shall be issued and registered in the name of the Participant exercising the Option (including the Trustee, in the case of the exercise of Options by a Trust) and in issuing such Optioned Shares, the Corporation shall be deemed to represent to the Participant exercising the Option as of the date of such exercise that the Corporation is validly existing under the BUSINESS CORPORATIONS ACT (Ontario), has not been dissolved and no proceedings have been taken or authorized by the Corporation or by any other person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Corporation or, except as publicly disclosed, with respect to any merger, consolidation, arrangement or reorganization relating to the Corporation.

          Notwithstanding any of the provisions of the Plan or any Option or Agreement, the Corporation's obligation to issue Shares to a Participant pursuant to the exercise of any Option shall be subject to:

          (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

          (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

          (c) the receipt from the Optionee of such representations, warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

          (d) any other reasonable procedures as prescribed by the Corporation from time to time.

14. TAXATION. The Corporation or any Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or the Affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Shares to be issued upon the exercise of any Option, until such time as the Optionee has paid the Corporation or the
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Affiliate for any amount which the Corporation or the Affiliate is required to withhold with respect to such taxes.

15. CERTAIN ADJUSTMENTS. Appropriate adjustments as regards Options granted or to be granted, in the number of Shares which are available for purchase and/or in the purchase price for such Shares under the Plan and to the maximum number of Shares available for issuance under the Plan shall be made by the Board to give effect to the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other changes in the capital stock of the Corporation which the Board may, in its discretion, consider relevant for purposes of ensuring that the rights of the Participants are not prejudiced thereby (including amalgamations, mergers, reorganizations, liquidations and similar material transactions), subject to the approval, if required, of any stock exchange on which the securities of the Corporation may be listed. If: (a) the Corporation proposes to enter into a transaction contemplated in Subsection 182(1) of the BUSINESS CORPORATIONS ACT (Ontario); (b) the Corporation proposes to make an issuer bid for all or substantially all holders of shares or proposes to enter into a merger, amalgamation or other corporate arrangement or reorganization or to liquidate, dissolve or wind-up; (c) an offer to purchase all (or any and all) of the outstanding shares of the Corporation is made by a third party; (d) there occurs or is proposed a sale or transfer of all, or substantially all, of the undertaking, property or assets of the Corporation; or (e) there occurs a mandatory escrow or repricing of unexercised Options pursuant to a request made by an underwriter or securities regulatory body in connection with an initial public offering of securities of the Corporation, the Board may, with appropriate notice and in a fair and equitable manner, determine the manner in which all unexercised Options granted under the Plan shall be treated including, for example, requiring the escrowing of such Options, repricing such Options' exercise price, requiring the acceleration of the expiry time for the exercise of all or a PRO RATA portion of such Options by the Participants and of the time for the fulfilment of any conditions or restrictions on such exercise, and/or declaring that each (or a PRO RATA portion of each) outstanding Option shall be automatically vested and exercisable in full. All determinations of the Board pursuant to this Section 15 shall be conclusive and final.

          If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in this Section
15, or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation") the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the
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case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

16. EFFECT OF TERMINATION ON PARTICIPATION IN THE PLAN. Upon the occurrence of an Event of Termination, the Options granted to the relevant Participant (including Options held by a Trust established for the benefit of such Participant or to a Personal Holding Corporation of such Participant) may be exercised only before the earlier of the following (the "Termination Time"):

          (a)  the close of business on the expiry date of the Option; and

          (b) (i) in the case of termination of the Participant's employment or directorship with cause by the Corporation, the close of business on the date which is thirty days following the date of such termination; and

               (ii) in any other case, subject to the provisions of Section 19 hereof, the close of business on the expiry date of the Option; provided that: (A) the Participant observes his or her fiduciary duties to, and the non-competition and non-solicitation provisions of his or her employment contract with, the Corporation; and (B) after the expiry of such non-competition and non-solicitation provisions, the Participant does not become an employee of or provide services to a Competitor or an Affiliate of a Competitor or becomes a Competitor himself or herself. Where a Participant fails to observe the requirements of either subparagraphs 16(b)(ii)A or 16(b)(ii)B, the Options granted to such Participant shall be exercised, in each case, within thirty days of the date of failing to satisfy the requirements of subparagraph 16(b)(ii)A or 16(b)(ii)B, as the case may be.

                    Further, on and from the date of an Event of Termination and subject to the expiry dates outlined above in this Section 16, a Participant may only exercise Vested Options as of the close of business on the date of the Event of Termination and the right to exercise Unvested Options shall cease immediately on the date of the Event of Termination without taking into account any notice or severance period except that:

                      (i) in the case of the death of the Participant or termination of the Participant's employment by the Corporation or the Participant due to permanent disability of the Participant, as determined by the Board acting reasonably and in good faith, a Participant has the right to exercise such Unvested Options which would have otherwise become Vested Options during the one year period immediately following the date of the Event of Termination; and
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                      (ii) in the case of termination of employment or
                           directorship by the Corporation without cause, a Participant may exercise such Unvested Options which would have become Vested Options during the period which is the shorter of: (A) the six month period commencing on the date of such termination of employment; or (B) the period of notice of termination of employment to which the Participant was entitled at law.

17. CHANGE OF CONTROL. If an offer is made to purchase all of the issued and outstanding Shares (for the purposes of this Section 17, an "Offer") and the Board recommends acceptance of the Offer or if there is a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive shares entitled to exercise less than 50% of the voting rights attaching to the voting shares of the consolidated, merged or amalgamated corporation, including a sale whereby all or substantially all of the Corporation's undertakings and assets become the property of any other corporation, then a Participant shall, notwithstanding the provisions of Section 11 hereof, immediately be entitled to exercise such Option with respect to all of the Shares subject to the Option and not yet purchased thereunder, provided that the Participant in fact tenders his or her Optioned Shares to the Offer.

          In addition, if the terms of the Offer permit the tendering of Optioned Shares by notice of guaranteed delivery or similar procedure in order to permit the participation in such Offer of the holders of Options, a Participant shall, notwithstanding Section 11 hereof, have the right to exercise his or her Options (for purposes of tendering to the Offer) as to the full amount of Optioned Shares purchasable thereunder, whether or not then vested, conditional only upon completion of the Offer and to tender the Optioned Shares to the Offer by notice of guaranteed delivery or similar procedure, provided that arrangements for payment of the exercise price satisfactory to the Corporation and in compliance with applicable law are made and the Corporation will take all reasonable steps necessary to facilitate such conditional exercise of Options and such tender of Optioned Shares.

18. TRANSFERABILITY. Options may only be exercised by the Participant (including a Trust or Personal Holding Corporation), and upon the Participant's death, the legal representative of his or her estate. Options are non-assignable and, accordingly, a Participant exercising an Option may subscribe for Shares only in his or her own name, on behalf of a Trust, in the name of his or her Personal Holding Corporation or in his or her capacity as a legal representative. Upon any attempt to, directly or indirectly, transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option or upon the bankruptcy of a Participant, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

19. CALL RIGHT. If a Participant (in this Section 19, the "Departing Employee") shall for any reason cease to be an employee of, or consultant to, the Corporation, the Corporation (in this Section 19 called the "Purchaser") shall at any time thereafter be
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entitled to send a notice in writing to the Departing Employee requiring the sale of all of the Options beneficially owned by the Departing Employee
(in this Section 19, the "Purchased Options") and on receipt of such notice, the Departing Employee (in this Section 19, the "Vendor") shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Purchased Options, upon the terms and conditions hereinafter set forth.

          The purchase price for the Purchased Options shall be the then current "in-the-money" value thereof, based on the Market Price of the underlying Shares.

          The closing of the transaction of purchase and sale herein contemplated shall take place at such place and time as determined by the Administrators on the date which is the later of: (a) the date which is 15 days after receipt by the Departing Employee of the notice contemplated in this
Section 19; and (b) the date which is 15 days after the purchase price for the Purchased Options is finally determined in accordance with the provisions of this Section 19.

20. AMENDMENTS TO AND ADMINISTRATION OF THE PLAN. The provisions of this Plan may be amended at any time and from time to time by resolution of the Board without the consent of the Participants and the Plan, as amended, shall govern the rights and obligations of the Corporation and the Participants with respect to all then outstanding Options; provided that: (a) unless the change is required by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, no such action may materially and adversely affect the rights of a Participant under any Options then outstanding without the consent of such Participant; and (b) if required by applicable law or the rules of any stock exchange on which the securities of the Corporation are then listed, shareholder approval and other regulatory approval of the amended form of the Plan is received. Pending such required approvals, additional Options may be granted under the provisions of the Plan, as amended, provided that all such required approvals are received prior to the issuance of any Shares of the Corporation on the exercise of any such additional Options.

21. TERMINATION OF PLAN. The Board may terminate this Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted, but the Options then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

22. DELAY IN PROCESSING. The Corporation will use its reasonable best efforts to process any exercise of the vested portion of any Option within three business days after all necessary procedures required for a valid exercise have been complied with by the Optionee. The Corporation shall not be responsible for any delay in responding to a valid exercise of Options due to inadvertence or otherwise in completing the exercise procedures or for any decline in the value of the Shares in respect of which the Option is being exercised.

23. COMPLIANCE WITH STATUTES AND REGULATIONS. The granting of Options and the sale and delivery of Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and applicable stock exchanges. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a
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condition of, or in connection with, the granting of an Option or the issue or purchase of Shares under an Option, that Option may not be exercised in whole or in part unless that action shall have been completed in a manner satisfactory to the Administrators. Nothing herein shall be deemed to require the Corporation to apply for or to obtain any required listing, registration, qualification, consent or approval. For greater certainty, the Corporation shall not be required to qualify for distribution the Options or the Shares purchaseable thereunder pursuant to a prospectus or registration statement.

24. RIGHT TO EMPLOYMENT. Nothing in the Plan or any Option shall confer upon a Participant any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of any Optionee beyond the time at which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate or any present or future retirement policy of the Corporation or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

25. SUCCESSOR CORPORATION. The Plan applies without any further formality or action to any corporation resulting from the amalgamation of the Corporation with one or more other corporations.

26. GOVERNING LAW. The Plan, and any and all determinations made and actions taken in connection with the Plan, shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

27. SUBJECT TO APPROVAL. The Plan is adopted subject to the approval of the shareholders of the Corporation (if required by law or regulation) and any other required regulatory approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.